Exhibit 24.2
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Mark Pickering and David Amaro, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign the Registration Statement of Aspen Insurance Holdings Limited on Form F-1 (File No. 333-276163), or other appropriate form, and all amendments thereto, including post-effective amendments, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Christian Dunleavy
Christian Dunleavy	Director and Group President	March 20, 2025

/s/ Michael Lagler
Michael Lagler	Director	March 20, 2025